UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Oracle Corporation

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ORACLE CORPORATION

SUPPLEMENT TO THE PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The following information amends and supplements Oracle Corporation’s definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on September 28, 2017 regarding the 2017 Annual Meeting of Stockholders to be held on Wednesday, November 15, 2017. This supplement should be read in conjunction with the Proxy Statement. Capitalized terms used herein and not otherwise defined have the meanings provided in the Proxy Statement.

On October 27, 2017, Ms. Renée James was appointed as the Chairman and Chief Executive Officer of Project Denver Holdings, LLC (“PD Holdings”), a joint venture among affiliates of Oracle, The Carlyle Group and MACOM Technology Solutions Holdings, Inc. (“MACOM”), formed to acquire MACOM’s Xgene data center server processor business. Oracle invested $46 million to acquire an ownership interest of less than 20% of PD Holdings’ total outstanding equity. Oracle is entitled to appoint one board member at PD Holdings out of six total board seats. Affiliates of The Carlyle Group, at which Ms. James is an Operating Executive, hold a majority interest in PD Holdings. Oracle’s Board approved the transaction upon recommendation of the Independence Committee. Ms. James was recused from the Board’s discussion and vote on these matters.

Effective October 27, 2017, Ms. James resigned from Oracle’s Compensation and F&A Committees. She continues to serve as a member of the Board. The Board has determined that Ms. James is no longer independent as defined by applicable NYSE listing standards and our Corporate Governance Guidelines. The Board continues to recommend a vote FOR the election of all of the nominated directors, including Ms. James.

Effective October 18, 2017, the Board appointed Secretary Leon Panetta to the Compensation Committee. Effective October 27, 2017, George Conrades became the Chair of the Compensation Committee and the Board appointed Jeffrey Berg to the F&A Committee. The Board has determined that Dr. Michael Boskin qualifies as an audit committee financial expert.

The table below reflects the updated Board committee membership as of October 27, 2017.

Director	Finance and Audit	Compensation	Governance	Independence
Jeffrey S. Berg				Chair
Michael J. Boskin	Chair
Safra A. Catz
Bruce R. Chizen			Chair
George H. Conrades		Chair
Lawrence J. Ellison
Hector Garcia-Molina
Jeffrey O. Henley
Mark V. Hurd
Renée J. James
Leon E. Panetta
Naomi O. Seligman

***

Except as described above, this supplement does not amend or otherwise modify the Proxy Statement, the proposals to be acted on at the Annual Meeting or the recommendations of the Board in relation thereto. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. You retain the power to revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of Oracle, specifying such revocation. You may also change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.